                                 SCHEDULE 14A

                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, For Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                          Commission File No. 0-20572

                           PATTERSON DENTAL COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                           Patterson Dental Company
                           1031 Mendota Heights Road
                           St. Paul, Minnesota 55120



                                August 10, 2001



Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Patterson Dental Company to be held at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 10, 2001, at 4:30 p.m. local time.

     At the meeting you will be asked to vote for the election of three directors, to approve an amendment to our Restated Articles of Incorporation, to approve our 2001 Non-Employee Directors' Stock Option Plan and to ratify the selection by the board of directors of Ernst & Young LLP as our independent public auditors for the fiscal year ending April 27, 2002. I encourage you to vote for the nominees for director, for the amendment to the articles, for the adoption of the plan and for ratification of the appointment of Ernst & Young LLP.

     Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                      Very truly yours,

                                      PATTERSON DENTAL COMPANY


                                      /s/ Peter L. Frechette
                                      Peter L. Frechette
                                      President and Chief Executive Officer

                           Patterson Dental Company
                           1031 Mendota Heights Road
                          St. Paul, Minnesota  55120

                                ---------------

                                    NOTICE
                                      OF
                        ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                              SEPTEMBER 10, 2001

                               ----------------

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Patterson Dental Company, a Minnesota corporation, will be held at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 10, 2001, at 4:30 p.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

     1. To elect two directors to have terms expiring in 2004 and one director to have a term expiring in 2003, and until their successors shall be elected and duly qualified;

     2. To consider and vote upon an amendment to our Restated Articles of Incorporation to increase the total number of shares which we have authority to issue from 130,000,000 to 630,000,000;

     3. To consider and vote upon our 2001 Non-Employee Directors' Stock Option Plan;

     4. To ratify the selection of Ernst & Young LLP as our independent public auditors for the fiscal year ending April 27, 2002; and

     5. To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on July 16, 2001, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        /s/ Matthew L. Levitt
                                        Matthew L. Levitt
                                        Secretary

St. Paul, Minnesota
August 10, 2001

                           Patterson Dental Company
                           1031 Mendota Heights Road
                           St. Paul, Minnesota 55120

                                 _____________

                                PROXY STATEMENT

                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                              SEPTEMBER 10, 2001

                                ______________

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Patterson Dental Company for use at the annual meeting of shareholders to be held at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 10, 2001, at 4:30 p.m. local time, or at any adjournment or postponement thereof. All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director listed herein, for approval of the amendment to our Restated Articles of Incorporation, for approval of our 2001 Non-Employee Directors' Stock Option Plan and for ratification of the selection of Ernst & Young LLP as our independent public auditors. If any other matters are properly presented at the meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     The notice of annual meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about August 10, 2001.

Record Date and Outstanding Common Stock

     The board of directors has fixed the close of business on July 16, 2001, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the meeting. On that date, there were 67,828,739 shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

     Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by
(a) executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than the proxy with our corporate secretary before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Matthew L. Levitt, or hand-delivered to Mr. Levitt before the vote at the meeting.

Voting and Solicitation

     Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders do not have the right to cumulate votes in the election of directors.

     We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

     The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

     If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding beneficial ownership of our common stock as of June 30, 2001, unless otherwise noted, by
(a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director and nominee for director, (c) each Named Executive Officer (as defined herein), and (d) the directors and executive officers as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.

                                                     Amount and Nature    Percentage of
                                                       of Beneficial       Outstanding
Name and Address of Beneficial Owner (1)               Ownership (1)          Stock
-------------------------------------------------  ---------------------  --------------
FMR Corp.........................................       7,022,415 (2)          10.4%
 82 Devonshire Street
 Boston, MA 02109
U.S. Bancorp.....................................       6,893,025 (3)          10.2
 601 Second Avenue South
 Minneapolis, MN 55402
Ronald E. Ezerski................................       4,809,898 (4)(5)        7.1
 26280 Mira Way
 Bonita Springs, FL 34134
Peter L. Frechette...............................       4,718,017 (4)           7.0
James W. Wiltz...................................         694,567 (4)           1.0
David K. Beecken.................................         252,000 (6)            *
Gary D. Johnson..................................         242,775 (4)            *
Andre B. Lacy....................................         104,850 (6)            *
Burt E. Swanson..................................          76,500 (6)            *
Richard A. Kochmann..............................          74,129 (4)            *
R. Stephen Armstrong.............................           2,049                *
All directors and executive officers as a group
 (14 persons)....................................      11,237,968 (7)          16.6%

________
* Represents less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Includes shares of common stock held by our Employee Stock Ownership Plan and Trust (the "ESOP"). Shares reported as owned by the ESOP trustee are also reported as beneficially owned by the executive officers to the extent that shares have been allocated to the ESOP accounts of the named persons. Allocated shares are voted by the ESOP trustee in accordance with the direction of ESOP participants. Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP trustee in the same percentage as the allocated shares as to which directions are received by the ESOP trustee. Unless otherwise indicated, the address of each shareholder is c/o Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

(2) As set forth in Schedule 13G filed with the SEC by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on March 9, 2001, includes (a) 472,900 shares over which sole voting power is claimed, (b) no shares over which shared voting power is claimed, (b) 7,022,415 shares over which sole dispositive power is claimed, and (d) no shares over which shared dispositive power is claimed.

    Fidelity Management & Research Company, 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,545,215 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Contrafund, amounted to 4,647,700 shares. Fidelity Contrafund has its principal business office at 82 Devonshire Street, Boston, MA 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 6,545,215 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' boards of trustees.

    Fidelity Management Trust Company, 82 Devonshire Street, Boston MA 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 444,800 shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 444,800 shares and sole power to vote or to direct the voting of 440,500 shares, and no power to vote or to direct the voting of 4,300 shares owned by the institutional account(s).

    Strategic Advisers, Inc., 82 Devonshire Street, Boston MA 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. It does not have sole power to vote or direct the voting of shares of certain securities held for clients and has sole dispositive power over such securities. As a result, FMR Corp's beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc.

    Through their ownership of voting common stock and the execution of a shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

    Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. Fidelity International Limited is the beneficial owner of 32,400 shares. FMR Corp. and Fidelity International Limited are of the view that they are not acting as a "group" for purposes of Section 13(d) of the Exchange Act and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation. However, FMR Corp. filed its
    Schedule 13G on a voluntary basis as if all shares were beneficially owned by FMR Corp. and Fidelity International Limited on a joint basis. Fidelity International Limited has sole power to vote and the sole power to dispose of 14,700 shares.

(3) As set forth in Schedule 13G filed with the SEC on February 7, 2001, includes (a) 5,785 shares over which sole voting power is claimed, (b) 6,887,240 shares over which shared voting power is claimed, (c) 2,185 shares over which sole dispositive power is claimed, and (d) 6,883,740 shares over which shared dispositive power is claimed. An affiliate of U.S. Bancorp acts as the ESOP trustee. The number of shares reported as beneficially owned includes approximately 6,873,406 shares held in the unallocated account of the ESOP, but excludes approximately 4,150,374 shares held in the allocated account of the ESOP.

(4) Includes the following shares allocated to the ESOP account of the following persons: Ronald E. Ezerski (2,798 shares); Peter L. Frechette (2,974 shares); James W. Wiltz (2,467 shares); Gary D. Johnson (11,772 shares); and Richard A. Kochmann (12,790 shares).

(5) Includes 18,000 shares purchasable pursuant to the exercise of options.

(6) Includes shares purchasable by the named person under our 1992 Director Stock Option Plan: David K. Beecken (72,000 shares); Andre B. Lacy (72,000 shares); and Burt E. Swanson (72,000 shares).

(7) Includes 234,000 shares purchasable pursuant to the exercise of options.

                      COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information with respect to compensation paid by us to our Chief Executive Officer and the other highest paid executive officers (collectively, the "Named Executive Officers") for the fiscal years ended April 1999, 2000 and 2001. We have no formalized employment agreements with our executive officers.

                           Summary Compensation Table

                                                                                 Long-Term Compensation
                                                                               ---------------------------
                                                     Annual Compensation                 Awards
                                                     -------------------        ---------------------------
                                                                                 Restricted     Securities       All other
                                                                                    Stock       Underlying      Compensation
Name and Principal Position               Year      Salary ($)     Bonus ($)      Awards($)     Options(#)          ($)
--------------------------------------    ----     ----------     ---------       ---------     ----------      ------------
Peter L. Frechette....................    2001      355,172         242,273             0                0      1,700 (1)
  President and Chief Executive           2000      332,784         259,586             0                0      1,600 (1)
 Officer of Patterson Dental Company      1999      324,256         218,399             0                0      1,600 (1)

James W. Wiltz........................    2001      227,353         131,414             0                0      1,700 (1)
 Vice President of Patterson              2000      202,800         121,680             0                0      1,600 (1)
 Dental Company and President             1999      197,600         102,375             0                0      1,600 (1)
 of Patterson Dental Supply, Inc.

R. Stephen Armstrong..................    2001      208,057         100,000        30,273 (2)        5,034     13,352 (3)
 Executive Vice President, Treasurer      2000      166,666          99,231             0           49,350      3,620 (4)
 and Chief Financial Officer of           1999            0               0             0                0          0
 Patterson Dental Company

Gary D. Johnson.......................    2001      190,304          71,386             0                0     20,830 (5)
 Vice President of Sales of               2000      162,240          77,875             0                0     14,727 (6)
 Patterson Dental Supply, Inc.            1999      159,640          65,520             0                0      9,600 (1)

Richard A. Kochmann (7)...............    2001      133,468          83,387        22,325 (8)       26,694     15,300 (1)
 Vice President of Marketing of           2000      108,908         251,371         9,778 (8)            0      9,600 (1)
 Patterson Dental Supply, Inc.            1999      104,720         245,740         9,644 (8)            0      9,600 (1)

_____________

(1) Consists of contributions we made to the executive officer's account under the ESOP for the end of each ESOP plan year in April 1999, 2000 and 2001.

(2) Represents the dollar value of the difference between the price paid by Mr. Armstrong for restricted shares purchased from us through deferral of salary and the fair market value of such shares at the date of purchase. At the end of fiscal year 2001, Mr. Armstrong held 1,935 restricted shares with a value of $59,018. In general, these restricted shares vest three years from the date of grant. Dividends, to the extent they are declared and paid on shares of our common stock, will be paid on these restricted shares.

(3) Represents $9,485 we contributed to Mr. Armstrong's account under the ESOP for the end of the ESOP plan year in April 2001 and $3,867 in premiums we paid on split dollar life insurance for Mr. Armstrong.

(4) Consists of premiums we paid on split dollar life insurance.

(5) Represents $15,300 we contributed to Mr. Johnson's account under the ESOP for the end of the ESOP plan year in April 2001 and $5,530 in premiums we paid on split dollar life insurance for Mr. Johnson.

(6) Represents $9,600 we contributed to Mr. Johnson's account under the ESOP for the end of the ESOP plan year in April 2000 and $5,127 in premiums we paid on split dollar life insurance for Mr. Johnson.

(7) Mr. Kochmann became Vice President of Marketing of Patterson Dental Supply, Inc. in October 2000. Prior to October 2000, Mr. Kochmann was one of our branch managers.

(8) Represents the dollar value of the difference between the price paid by Mr. Kochmann for restricted shares purchased from us through deferral of salary and the fair market value of such shares at the date of purchase. At the end of fiscal year 2001, Mr. Kochmann held 6,131 restricted shares with a value of $186,996. In general, these restricted shares vest three years from the date of grant. Dividends, to the extent they are declared and paid on shares of our common stock, will be paid on these restricted shares.

                       Option Grants in Last Fiscal Year

     The following table sets forth each grant of stock options during the fiscal year ended April 2001 to each of the Named Executive Officers. No SARs were granted during such fiscal year.

                                                 Individual Grants                                Potential Realizable
                            ---------------------------------------------------------------
                             Number of     Percent of Total                                         Value at Assumed
                            Securities         Options                                            Annual Rates of Stock
                            Underlying        Granted to        Exercise                          Price Appreciation for
                              Options       Employees in         Price          Expiration         Option Term ($) (3)
                                                                                                  ----------------------
Name                         Granted         Fiscal 2001 (1)  ($/share) (2)         Date           5%             10%
----------------------      ------------   --------------     -------------   -------------       -------        -------
Peter L. Frechette....                 0           0                N/A              N/A             N/A            N/A
James W. Wiltz........                 0           0                N/A              N/A             N/A            N/A
R. Stephen Armstrong..          5,034 (4)        2.2             24.375         05/01/10          77,168        195,558
Gary D. Johnson.......                 0           0                N/A              N/A             N/A            N/A
Richard A. Kochmann...          4,158 (4)        1.8             24.375         05/01/10          63,739        161,528
                               22,536 (5)       10.0             22.875         10/02/10         324,202        821,592

_____________

(1) Based on an aggregate of 226,103 shares subject to options granted to employees under our stock option plans during the fiscal year ended April 2001.

(2) The exercise price may be paid in cash or, at the discretion of the compensation and stock option committee of the board of directors, in shares of our common stock valued at fair market value on the exercise date or any other method approved by the compensation and stock option committee of the board of directors.

(3) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the stock price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(4) This option vests in full on the ninth anniversary of the date of grant. This option has a ten-year term, subject to earlier termination in the event of the optionee's cessation of service.

(5) One-sixth of this option vests on the third anniversary of the date of grant and an additional one-sixth of this option vests on each anniversary of the date of grant occurring each year thereafter. This option has a ten-year term, subject to earlier termination in the event of the optionee's cessation of service.

                                 Option Values

     The following table sets forth information concerning the unexercised options held by the Named Executive Officers as of the end of fiscal year 2001. No options were exercised by the Named Executive Officers during fiscal year 2001. No SARs were exercised by the Named Executive Officers during fiscal year 2001 or were outstanding at the end of that fiscal year.

                                           Number of Securities               Value of Unexercised
                                          Underlying Unexercised              in-the-Money Options
                                            Options at FY-End                    at FY-End ($)
                                   ----------------------------------------------------------------------
Name                                 Exercisable     Unexercisable      Exercisable       Unexercisable
---------------------------------------------------------------------------------------------------------
Peter L. Frechette...............         0                 0               N/A                  N/A
James W. Wiltz...................         0                 0               N/A                  N/A
R. Stephen Armstrong.............         0            54,384               N/A              677,010
Gary D. Johnson..................         0                 0               N/A                  N/A
Richard A. Kochmann..............         0            26,694               N/A              197,305

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation and stock option committee of the board of directors makes annual recommendations to the board respecting the appropriate levels of compensation for our senior executive officers for the following calendar year. The committee considers how the achievement of our overall goals and objectives can be aided through adoption of an appropriate compensation philosophy and effective compensation program elements. In addition to approving the compensation arrangements for senior management, the committee also reviews and approves the adoption of any compensation plans in which officers and directors are eligible to participate. Our three outside directors, Messrs. Swanson, Beecken and Lacy, comprise the committee. The committee reviews and makes recommendations to the board with respect to the base salary component of compensation on a calendar year basis and on a next fiscal year basis with respect to the proposed bonus potential for the senior executives. The bonus potential for each of the senior officers is directly affected by their participation in the Management Incentive Compensation Plan ("MICP") which is reviewed by the committee and adopted by the board on a fiscal year basis. The committee also considers and makes recommendations to the board with respect to the participation and mix of benefits granted under the Long Term Incentive Plan ("LTIP").

     The committee had discussions with the President and Executive Vice President, reviewed the present salary ranges, current salaries and bonus potential for each position, considered management's overall salary objectives and discussed philosophy respecting the components of the compensation package such as the amount of compensation to be placed at risk, short-term versus longer term incentives, the use of stock option programs, the alignment of executive compensation with the enhancement of shareholder value and other issues. The committee also reviewed other information available to its members, including an executive compensation pricing report prepared by our compensation manager. That report benchmarked our base and total compensation for officer positions against market rates from published surveys by recognized firms and compensation consultants.

Compensation Philosophy and Objectives

     Our executive compensation philosophy is to link such compensation to the attainment of business objectives and earnings performance, over the near and longer term, which in turn will enable us to attract, retain and reward executive officers who contribute to our success. The MICP for fiscal year 2001 specifically tied incentive compensation to our earnings, and each participating officer's incentive compensation, including incentive compensation for the senior officers, was dependent upon obtaining our planned increase in profit. The objective of the MICP is to encourage greater initiative, resourcefulness, teamwork and efficiency on the part of all key employees whose performance and responsibilities directly affect our profits. The overall goal of the plan is to reward these officers for achieving superior performance.

     The committee recognizes that the MICP, together with the bonus potential for each officer, places a substantial amount of the total compensation of an executive at risk. If our near and longer term goals are achieved, an executive could obtain total compensation at or near the competitive total compensation shown in the surveys for comparable positions in companies having similar sales for fiscal year 2001. Keeping base salaries relatively low with a higher portion of the total compensation package dependent upon performance is compatible with our traditional executive compensation approach.

Executive Compensation Program Components

     Our executive compensation program for senior officers, including the President and Chief Executive Officer, consists of a base salary, an annual cash incentive in the form of a potential bonus measured as a percentage of base salary and participation in the LTIP adopted by the board in December 1998. The particular elements of the compensation program are discussed more fully below.

     Base Salary. Annual base salary levels of executives are determined by the potential impact of the individual on our company, the skills and experience required by the position, the individual performance of the executive, our overall performance, internal equity and external pay practices.

     Incentive Compensation. Annual cash bonuses are paid under the MICP and are designed to provide a direct financial incentive to executives to achieve our annual profit goals. The annual bonus potential percentages of base salary range from 35% to 70% of base salary, subject to increase in direct relation to our increase in profit. Each senior executive officer has the opportunity to increase his targeted bonus potential as a percentage of base salary in accordance with the formula contained in the MICP which allows 150% of the targeted bonus potential to be paid if 110% of the planned profit is achieved. Conversely, the MICP allows 50% of the targeted bonus potential to be paid if 90% of the planned profit is achieved. No bonus is paid if our company does not achieve at least 90% of planned profit. The increase in percentage of bonus potential is theoretically unlimited, but as pointed out below, the threshold level of the planned profit for reaching bonus potential is substantial and has moved upward each year. Accordingly, Peter L. Frechette, our President and Chief Executive Officer, who had a 70% bonus potential for fiscal year 2001, received a bonus of 70% of base pay because we achieved 100% of our plan. Because we achieved 100% of our profit goals for fiscal year 2001, the senior officers earned cash bonuses of 100% of their targeted potential bonus percentage of base salary. Each year the MICP is revised to set new profit goals for our company and the key employee participants in the plan.

     Long Term Incentive Plan. To address a need in the overall compensation package, the board adopted the LTIP in December 1998. The plan is composed of two compensation elements: stock options and life insurance. The stock options are granted under the Employee Stock Option Plan adopted in 1992 and the life insurance component is made up of a combination of split dollar and key person insurance. Participants include officers, region managers, branch managers and other key managers. Stock options granted vest incrementally over a three to nine year period and the insurance creates immediate life insurance coverage which provides long term cash value over five to fifteen years as a supplemental source of retirement income. The objectives of the LTIP are to: (1) create an incentive program to increase shareholder value over a longer term which does not compete with other benefit plans currently in place; (2) provide a program which assists in retention of and rewards new management employees, with limited effect on our financial statements and cash flow; and
(3) recognize that equity compensation may not be appropriate for all management employees.

     Our base salary ranges for fiscal year 2001 closely approximated the market averages described in our compensation pricing report benchmarked against outside survey reports. Including the LTIP in the compensation package, the committee believes that total compensation is competitive in relation to market data. For fiscal year 2001, the hurdle rates under the MICP were a 18.9% increase in net earnings and a 16.5% increase in operating income, both of which were substantial targets to meet. Because we continue to reward the performance of our executives through the profitability-oriented MICP, the committee believes that if we achieve our goals we can justify paying more than competitive levels of total compensation.

     Approximately 1,386 employees have subscribed to purchase common stock under the Employee Stock Purchase Plan (adopted in 1992). That plan together with the Capital Accumulation Plan (approved by the shareholders in 1996), the LTIP and the inclusion of stock options in the compensation package for branch managers have, in the committee's view, provided effective tools in motivating and encouraging officers and other key employees to lessen our dependence on annual compensation and bonuses in order to attract, retain and motivate key personnel to grow our sales and earnings. Since the most senior officers are also substantial shareholders, such senior officers currently have long-term incentives which are directly aligned with the long-term interests of our shareholders.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

     Our income tax deduction for executive compensation is limited by Internal Revenue Code Section 162(m) to $1 million per executive per year, unless compensation above that amount is "performance-based." This limit applies to our Chief Executive Officer and the other executive officers who are most highly compensated. They are identified in the Summary Compensation Table. We have not had any deductions limited by Section 162(m) to date.

     The committee will make every reasonable effort to ensure that all compensation paid to our executives is fully deductible, provided it determines that application of this limit is consistent with our needs and executive compensation philosophy.

                              Respectfully submitted,
                              /s/ David K. Beecken
                              /s/ Andre B. Lacy
                              /s/ Burt E. Swanson, Chairman
                              The Compensation Committee

                           COMPANY STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on $100 invested at the market close on April 26, 1996, the last trading day before the beginning of our fifth preceding fiscal year, through and including April 27, 2001, the last trading day before the end of our last completed fiscal year, with the cumulative total return for the same time period on the same amount invested in the Nasdaq Stock Market (U.S. Companies) Index and an index of peer companies we selected. The Peer Group Index consists of 22 companies (including our company) based on the same Standard Industrial Code.*

                        COMPARE CUMULATIVE TOTAL RETURN
                        AMONG PATTERSON DENTAL COMPANY,
                    NASDAQ MARKET INDEX AND SIC CODE INDEX

                                       -------------------------------FISCAL YEAR ENDING-------------------------------
COMPANY/INDEX/MARKET                   4/26/1996     4/25/1997     4/24/1998     4/23/1999      4/28/2000     4/27/2001
Patterson Dental                          100.00        102.07        156.12        184.62         238.52        302.33

Medical & Hospital Equipment              100.00         80.09        125.34         76.31          87.23        104.54

NASDAQ Market Index                       100.00        106.59        158.32        209.07         324.85        181.39

                    ASSUMES $100 INVESTED ON APRIL 27, 1996
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING APR. 28, 2001

___________________

* Cantel Medical Corp., Cyberonics, Inc., Encision Inc. (f/k/a Electroscope, Inc.), ESC Medical Systems Limited, Henry Schein, Inc., Horizon Medical Products, Inc., Innovative Medical Services, Biomeridian Corporation (f/k/a Magellan Technology, Inc.), Medi-Hut Co., Inc., Neoforma.com, Inc., Netmed, Inc., Novamed, Inc., Novoste Corporation, Nyer Medical Group, Inc., Owens & Minor, Inc., Patterson Dental Company, Pro-Dex, Inc., PSS World Medical Inc., Scantek Medical Inc., Spectrasource Corporation (f/k/a Therapy Lasers, Inc.), Tutogen Medical, Inc. and U.S. China Industrial Exchange, Inc.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The board of directors is divided into three classes, as nearly equal in number as possible, with the term of office of a class expiring each year. Directors are elected for staggered terms of three years and until their successors are elected and duly qualified. Peter L. Frechette and David K. Beecken have been nominated to serve a three-year term expiring in 2004. James
W. Wiltz, who was appointed to fill a newly created directorship in March 2001, has been nominated to serve the remainder of a three-year term expiring in 2003. There are three other directors whose terms of office do not expire in fiscal 2001. There are no family relationships between any director or officer.

     It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed above, except for those proxies that withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies shall, in their discretion, determine. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

     Set forth below is certain information concerning the nominees for election as director and the three directors whose terms of office will continue after the meeting.

 Nominees for Election as Director for Terms Expiring at the Annual Meeting in
                                      2004

     Peter L. Frechette, age 63, has been our President and Chief Executive Officer since September 1982 and has been one of our directors since March 1983. Prior to joining us, Mr. Frechette was employed by American Hospital Supply Corporation for 18 years, the last seven of which he served as President of its Scientific Products Division. Mr. Frechette is also a director of FinishMaster, Inc.

     David K. Beecken, age 54, has been Managing Director of Beecken Petty & Company, which is the General Partner of Healthcare Equity Partners, an investment limited partnership, since September 1996. Mr. Beecken was Senior Managing Director of ABN AMRO Incorporated, a broker-dealer, from February 1993 to March 1999. From 1989 to February 1993, Mr. Beecken was a Senior Vice President - Managing Director of First National Bank of Chicago. Mr. Beecken has been one of our directors since 1985.

Nominee for Election as Director for Term Expiring at the Annual Meeting in 2003

     James W. Wiltz, age 56, has been one of our Vice Presidents since 1986 and has been employed by us since September 1969, initially as a territory sales representative, then an equipment specialist and later a branch manager. In 1980, Mr. Wiltz was appointed Vice President of the Midwestern Division and was appointed Vice President, Sales and Distribution in 1986. In 1996, Mr. Wiltz became President of our subsidiary, Patterson Dental Supply, Inc. He was appointed to our board of directors in March 2001.

           Directors Whose Terms Expire at the Annual Meeting in 2002

     Ronald E. Ezerski, age 55, served as our Vice President, Treasurer and Chief Financial Officer from December 1982 through July 1999 and was President of our subsidiary, Dental Capital Corporation, from December 1982 until October 1988 when it was merged into our company. From September 1996 through July 1999, Mr. Ezerski also served as our Executive Vice President. Mr. Ezerski has been one of our directors since March 1983.

     Andre B. Lacy, age 61, has been President and Chief Executive Officer of LDI Management, Inc. since 1986 and its Chairman since 1992. LDI Management, Inc. is managing general partner of LDI, Ltd., an industrial and investment limited partnership. Mr. Lacy is also an executive officer and a member of the board of directors of FinishMaster, Inc. Mr. Lacy has been one of our directors since 1989.

           Director Whose Term Expires at the Annual Meeting in 2003

     Burt E. Swanson, age 73, is of counsel to the law firm of Briggs and Morgan, Professional Association, our legal counsel. Mr. Swanson was a practicing member of Briggs and Morgan from 1955 to 1995 and has been one of our directors since 1989.

The Board of Directors and Committees

     The board of directors held six meetings and took action by written consent on one occasion during fiscal 2001. Each director attended all of the board meetings held.

     The board of directors has established executive, audit and compensation and stock option committees. There is no nominating committee of the board. The members of the executive committee are Messrs. Frechette, Wiltz and R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer. The executive committee is granted the power to deal with important matters which arise between board meetings and upon which action must be taken or attention given prior to the next scheduled board meeting. The executive committee did not meet in fiscal 2001.

     The members of the audit committee, Messrs. Beecken, Swanson and Lacy, are independent (as independence is defined by applicable NASD listing standards). The audit committee is empowered by the board of directors to review our financial books and records in consultation with our accounting and auditing staff and our independent auditors and to review with our accounting staff and independent auditors the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure. The board of directors has adopted a written charter for the audit committee, a copy of which is attached to this proxy statement as Appendix A. The audit committee held six meetings during fiscal 2001.

     The members of the compensation and stock option committee are Messrs. Beecken, Swanson and Lacy. The compensation and stock option committee is authorized by the board of directors to establish general levels of compensation for our officers, to set the annual compensation of each of our executive officers, to grant options to employees under our option plans, and to review and approve our compensation and benefit plans. The compensation and stock option committee held five meetings during fiscal 2001.

Audit Committee Report

     The audit committee oversees our financial reporting process on behalf of the board of directors. The committee is composed of three "independent" directors as defined by Nasdaq Rule 4200(a)(15) and is governed by a written charter approved by the board of directors. A copy of this charter is attached to this proxy statement as Appendix A. Management has the primary responsibility for our financial statements and the overall reporting process, including our internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for expressing an opinion as to their conformity with generally accepted accounting principles in the United States.

     In fulfilling its oversight responsibilities, the committee reviewed our audited financial statements for the 2001 fiscal year and met with both management and Ernst & Young LLP, our independent certified public accountant, to discuss those financial statements.

     The committee has received from and discussed with Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees and considered whether the non-audit services provided by Ernst & Young LLP were compatible with maintaining auditor independence. In addition, the committee discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

     In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financials statements be included in the Annual Report on Form 10-K for the year ended April 28, 2001, for filing with the SEC.

                              Respectfully submitted,
                              /s/ David K. Beecken, Chairman
                              /s/ Andre B. Lacy
                              /s/ Burt E. Swanson
                              The Audit Committee

Compensation Committee Interlocks and Insider Participation

     Peter L. Frechette, our President and Chief Executive Officer, served as a member of the compensation committee and on the board of directors of FinishMaster, Inc. during fiscal year 2001. Andre B. Lacy, an executive officer of FinishMaster, served on our compensation and stock option committee and on our board of directors during fiscal year 2001. Mr. Frechette resigned from the compensation committee of FinishMaster on March 20, 2001.

Directors' Compensation

     Non-employee directors receive a retainer of $10,000 per year. Effective October 1, 2001, non-employee directors will receive a retainer of $10,000 per year plus $1,250 per board meeting attended. Out-of-pocket expenses incurred on our behalf are reimbursed for all directors.

     Non-employee directors also receive periodic stock option grants under our 1992 Director Stock Option Plan. Each non-employee director receives a one-time option grant for 45,000 shares of common stock upon first taking office. Each October 1, each non-employee director who continues to serve as a board member receives an option for 18,000 shares of common stock, except that a non-employee director will not receive an annual option grant for 18,000 shares in the same year he or she receives the one-time option grant for 45,000 shares. Options are granted at the fair market value on the date of grant and are exercisable for a period of four years commencing one year after the date of grant. The 1992 Director Stock Option Plan will terminate effective August 31, 2002. In the future, non-employee directors will be eligible to receive periodic stock option grants under our 2001 Non-Employee Directors' Stock Option Plan. See "Proposal No. 3 - Approval of 2001 Non-Employee Directors' Stock Option Plan."

Required Vote

     Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. The board of directors recommends that shareholders vote FOR the election of the nominees listed above.

                                PROPOSAL NO. 2

                AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

     By action taken effective June 12, 2001, the board of directors adopted the following resolution, which would increase the total number of shares which we have authority to issue from 130,000,000 to 630,000,000, subject to approval by the shareholders.

     RESOLVED, that the first paragraph of Article 4 of the Restated Articles of Incorporation of Patterson Dental Company shall be amended to read as follows:

     Authorized Shares: The total authorized shares of all classes which the corporation shall have authority to issue is 630,000,000, consisting of 30,000,000 shares of preferred stock of the par value of one cent ($0.01) per share (hereinafter the "preferred stock"); and 600,000,000 shares of common stock of the par value of one cent ($0.01) per share (hereinafter the "common stock").

     As of June 30, 2001, 67,506,215 shares of common stock were issued and outstanding, and 7,442,085 shares of common stock were reserved for issuance upon exercise of derivative securities, leaving 25,051,700 shares of common stock available for future issuance. Although we have no intention or commitment to issue any additional shares as of the date of this proxy statement, the board believes that it is desirable to have the additional shares available for possible future financing or acquisition transactions and other general corporate purposes. The board believes that the availability of such shares for issuance in the future will give us greater flexibility and permit such shares to be issued without the expense and delay of holding a shareholders meeting. The board may issue shares of our capital stock in such amounts, at such times, for such consideration, and on such terms and conditions as the board shall deem advisable.

     The shares would be available for issuance by the board without further shareholder authorization, except as may be required by law or by the rules of The Nasdaq Stock Market or any other quotation system or stock exchange on which our common shares may then be listed. Our shareholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities. There are at present no specific understandings, arrangements or agreements with respect to any transactions that would require us to issue any new shares of our common stock, other than shares already reserved for issuance under existing stock plans and the proposed stock option grants to non-employee directors discussed below.

     Although not intended as an anti-takeover device, issuing additional shares could impede a non-negotiated acquisition of our company by diluting the ownership interests of a substantial shareholder, increasing the total amount of consideration necessary for a person to obtain control of our company or increasing the voting power of friendly third parties. The board could authorize voting rights per share that are the same or different than the voting rights of the outstanding shares of common stock.

     Approval of the amendment requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. The board of directors considers this amendment to be in the best interests of our company and our shareholders and recommends that shareholders vote for approval of this amendment.

                                PROPOSAL NO. 3

          APPROVAL OF 2001 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

General

     By action taken effective June 12, 2001, the board of directors adopted our 2001 Non-Employee Directors' Stock Option Plan, which would provide eligible directors with an opportunity to purchase shares of our common stock, subject to approval by the shareholders. A total of 400,000 shares of common stock has been reserved for issuance under the plan. A general description of the plan is set forth below, but such description is qualified in its entirety by reference to the full text of the plan, a copy of which is attached to this proxy statement as Appendix B.

Description of the Plan

     Purpose. The purpose of the plan is to provide eligible non-employee directors with an opportunity to increase their proprietary interest in the success of our company. As of June 30, 2001, we had four individuals who would have been eligible to receive awards under the plan.

     Term. If the shareholders approve the plan, it will become effective on September 10, 2001, or such later date as the board may determine. The plan terminates by its terms on September 10, 2011; however, the board of directors may determine to terminate the plan at an earlier time.

     Administration. The plan is administered by the board of directors. The board interprets the plan and makes all other policy decisions relating to the operation of the plan.

     Eligibility. Individuals who serve as our directors on or after the effective date of the plan and who are not current employees of our company are eligible to participate in the plan.

     Exercise Price. The exercise price for stock options granted under the plan is the fair market value of the common stock on the option grant date. On July 19, 2001, the closing price of our common stock on the Nasdaq National Market was $35.76 per share.

     Change in Control. Upon a change in control (as defined in the plan), all outstanding options granted pursuant to the plan will become exercisable in full for the remainder of their term. In addition, the board of directors may provide for (a) the payment of a cash amount in exchange for the cancellation of an option or (b) the issuance of a substitute option, that will substantially preserve the value, rights and benefits of any affected options previously granted.

     Amendment. The board may amend or terminate the plan at any time. However, the board may not, without shareholder approval, (a) increase the number of shares of common stock reserved for issuance under the plan, (b) increase the maximum number of shares of common stock subject to an option, (c) reduce the minimum option exercise price below fair market value, (d) extend the period during which options may be granted or exercised under the plan, or (e) change the class of persons eligible to receive options under the plan.

     Antidilution Provisions. The board shall equitably adjust the maximum number of shares of common stock reserved for issuance under the plan in the event of stock splits or consolidations, stock dividends or other transactions in which we receive no consideration.

     Automatic Option Grants. On the date of each annual meeting of shareholders, commencing in 2002, each eligible director who has been elected or reelected or whose board membership is continuing will automatically receive an option award. The number of shares to be covered by an option award to an eligible director who is elected to the board for the first time, either by the shareholders or by the board to fill a vacancy, will be 12,000 shares. The number of shares to be covered by an option award to an eligible director who is reelected to the board or whose board membership is continuing will be 6,000 shares. An initial grant will also be awarded to an eligible director who is first elected to the board before the 2002 annual meeting of shareholders and who has not received the grant of a stock option under any other plan of our company; provided, however, that if an initial grant is made within six months of an annual grant to which an eligible director would be entitled, such initial grant will be in lieu of the next succeeding grant. Each option issuable pursuant to these provisions of the plan, with the exception of initial grants, will become exercisable in full commencing on the first anniversary of the grant. Initial grants will be subject to a three-year vesting schedule. Each option must be exercised within one year of termination of service as a member of the board of directors. In no event may it be exercised later than ten years from the date of grant.

     Conversion of Director Fees. In addition to the option grants described above, each eligible director will have the right to elect to receive additional options in lieu of the amount of the director's annual fee for service on the board of directors, or a portion thereof.

Tax Information

     An optionee will not incur any federal income tax liability as a result of the grant of a non-qualified stock option. The same is true when the option becomes exercisable. Upon the exercise of a non-qualified option, the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. Our company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee. Provided the optionee has held the shares as a capital asset, upon resale of such shares by the optionee, any difference between the sale price and the fair market value of the shares at the time the option was exercised will be treated as capital gain or loss. If the shares are held for more than 12 months after the date of exercise before they are sold, any gain on the sale will be long-term, subject to the reduced capital gains tax rates (20% maximum rate). If the shares are held for less than 12 months after the date of exercise before they are sold, any gain on the sale will be short-term, subject to ordinary income tax rates.

     The foregoing is only a summary of the general effect of U.S. federal income taxation upon participants and our company with respect to the grant and exercise of options under the plan and the subsequent sale of such shares. This summary does not discuss the income tax laws of any state or foreign country in which a participant may reside.

New Plan Benefits

     As the following table indicates, only our non-executive director group will be entitled to receive options under the plan. If the plan had been in effect during fiscal year 2001, our four non-executive directors would have each received options to purchase 6,000 shares under the plan. As noted above, the plan's automatic annual option grants will not commence until the 2002 annual meeting of shareholders.

                2001 Non-Employee Directors' Stock Option Plan
                ----------------------------------------------

Name and Position                                        Dollar Value      Number of Shares
-----------------                                        ------------      ----------------
Peter L. Frechette................................             0                 0
  President and Chief Executive Officer
  of Patterson Dental Company

James W. Wiltz....................................             0                 0
  Vice President of Patterson Dental Company and
  President of Patterson Dental Supply, Inc.

R. Stephen Armstrong..............................             0                 0
  Executive Vice President, Treasurer and Chief
  Financial Officer of Patterson Dental Company

Gary D. Johnson...................................             0                 0
  Vice President of Sales of
  Patterson Dental Supply, Inc.

Richard A. Kochmann...............................             0                 0
  Vice President of Marketing of
  Patterson Dental Supply, Inc.

Executive Group...................................             0                 0

Non-Executive Director Group......................             *            24,000

Non-Executive Officer Employee Group..............             0                 0

_______________

*  Indeterminable.

Vote Required

     The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The board of directors considers this plan to be in the best interests of our company and our shareholders and recommends that you vote for approval of this plan.

                                PROPOSAL NO. 4

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS

General

     The board of directors has appointed Ernst & Young LLP as our independent public auditors for the year ending April 27, 2002. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the board of directors will select another firm of independent public auditors.

     Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of the financial statements included in our Forms 10-Q for that fiscal year were $232,800.




All Other Fees

     The aggregate fees billed for services rendered by our principal accountant, other than the services described in the preceding paragraph, for our most recent fiscal year were $236,300, including audit related services of $108,900 and non-audit services of $127,400.

Independence

     The audit committee of our board of directors considered whether the provision of the services described in the preceding paragraph was compatible with maintaining our principal accountant's independence.

Recommendation

     The board of directors unanimously recommends a vote for the ratification of the appointment of Ernst & Young LLP as our independent public auditors for the fiscal year ending April 27, 2002.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and provide us with copies of such reports. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the past fiscal year, our officers, directors and greater than ten percent shareholders complied with applicable filing requirements.

                             SHAREHOLDER PROPOSALS
                          FOR THE 2002 ANNUAL MEETING

     If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2002 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Secretary, no later than April 12, 2002. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2002 annual meeting of shareholders after June 26, 2002, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

                         ANNUAL REPORT TO SHAREHOLDERS

     A copy of our annual report to shareholders for the fiscal year ended April 28, 2001, accompanies this notice of annual meeting, proxy statement and related proxy card. No part of the annual report to shareholders is incorporated herein and no part thereof is to be considered proxy soliciting material.


                                        BY ORDER OF THE BOARD OF
                                        DIRECTORS


                                        /s/ Peter L. Frechette
                                        Peter L. Frechette
                                        President and Chief Executive Officer

Saint Paul, Minnesota
August 10, 2001

                                  APPENDIX A
                                  ----------

                           PATTERSON DENTAL COMPANY
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the Audit Committee. The Committee shall review and reassess this charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be independent directors as determined in accordance with the Rules of the NASDAQ Stock Market, or any other securities exchange on which the Company's shares may be listed. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

   . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

   . Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

   . The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

   . The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

   . The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

With respect to meetings of the Audit Committee, a majority of the Committee members currently holding office shall constitute a quorum for the transaction of business. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting. A conference among Committee members by any means of communication through which the members may simultaneously hear each other during the conference shall constitute a committee meeting if the number of members participating in the conference would be sufficient to constitute a quorum at a meeting.

                                  APPENDIX B
                                  ----------

                           PATTERSON DENTAL COMPANY
                2001 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1. Purpose

The purpose of the Patterson Dental Company 2001 Non-Employee Directors' Stock Option Plan ("the Plan") is to secure for Patterson Dental Company ("the Company") and its shareholders the benefits of the incentive inherent in increased Common Stock ownership by the members of the Board of Directors ("the Board") of the Company who are Eligible Directors as defined in the Plan.

2. Administration

The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of stock options made under the Plan ("Options"). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

3. Amount of Stock

The stock which may be issued and sold under the Plan will be the Common Stock (par value $.01 per share) of the Company, of a total number not exceeding 400,000 shares, subject to adjustment as provided in Paragraph 6 below. In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

4. Eligible Directors

The members of the Board who are eligible to participate in the Plan are persons who serve as directors of the Company on or after the effective date of the Plan and who are not current employees of the Company or any affiliate or subsidiary of the Company.

5. Terms and Conditions of Options

Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

     (a) The Option exercise price shall be the fair market value of the Common Stock shares subject to such Option on the date the Option is granted. The fair market value of the Common Stock shall be determined as follows:

          (i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the fair market value on any given day shall be the average of the high and the low sales price of a Common Stock share on such day or, if such exchange is closed on that date, on the last preceding date on which such exchange was open for trading;

          (ii) if the Common Stock is not listed on a national securities exchange, the fair market value on any given day shall be the average of the high and the low sales prices of a Common Stock share on the Nasdaq National Market on such day or, if the Nasdaq National Market is closed on that date, on the last preceding date on which the Nasdaq National Market was open for trading;

          (iii) if the Common Stock is not listed on a national securities exchange, is not admitted to unlisted trading privileges on any such exchange, and is not eligible for inclusion on the Nasdaq National Market, the fair market value on any given day shall be the average of the closing representative bid and asked prices on such day, as reported on the Nasdaq National Market, and if not reported on such Market, then as reported by the National Quotation Bureau, Inc. or such other publicly available compilation of the bid and asked prices of the Common Stock in any over-the-counter market on which the Common Stock is traded; or

          (iv) if there exists no public trading market for the Common Stock, the fair market value on any given day shall be an amount determined by the Board in such manner as it may reasonably determine in its discretion, provided that such amount shall not be less than the book value per share as reasonably determined by the Board as of the date of determination nor less than the par value of the Stock.

     (b) Each year, as of the date of the annual meeting of shareholders of the Company, commencing with the 2002 annual meeting of the shareholders of the Company, each Eligible Director who has been elected or reelected or who is continuing as a member of the Board as of the adjournment of the annual meeting, shall automatically receive an Option award. The number of shares to be covered by an Option award to an Eligible Director who is elected to the Board for the first time, either by the shareholders of the Company or by the Board to fill a vacancy thereon, shall be 12,000 shares (an "Initial Grant"). The date of an Option award to a person first elected to the Board to fill a vacancy thereon shall be the date of such election. The number of shares to be covered by an Option award to an Eligible Director who is reelected to the Board or whose Board Membership is continuing following such annual meeting shall be 6,000 shares (an "Annual Grant"). The number of shares of any Option award shall be subject to adjustment as provided in Section 6. An Initial Grant shall also be awarded to an Eligible Director who is first elected to the Board prior to the Company's 2002 annual meeting, and who has not received the grant of a stock option under any other plan of the Company; provided, however, that if an Initial Grant is made within six months of an Annual Grant to which an Eligible Director would be entitled to receive, such Initial Grant shall be in lieu of the next succeeding Annual Grant.

     (c) In addition to any Options received pursuant to Section 5(b), each Eligible Director shall automatically be granted the right to elect to receive additional Options in lieu of the amount of the director's annual fee such Eligible Director is entitled to receive ("Annual Retainer"), or a portion thereof, for the year following election or reelection to, or continuation on, the Board. Such election to receive additional Options shall be irrevocable and must be made in writing prior to the commencement of the period prior to which the Annual Retainer is to be earned. Options granted subject to such election shall be granted on the first day of the Company's fiscal year in which such Annual Retainer is earned. The number of additional

          Options such Eligible Director can obtain pursuant to this Section shall be determined pursuant to the following formula:

               Amount of Annual Retainer to be
               Converted                          =  Options Granted in Lieu of
               --------------------------------      Cash
               Stock Price per share on Date of
               Grant x Valuation Discount

          The Valuation Discount shall be based upon the Black-Scholes formula or upon such other discount as the Board determines to be appropriate.

     (d) No Option granted under the Plan shall be transferable by the optionee other than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Board may set forth in a stock option agreement, at the time of grant or thereafter, that Options may be transferred to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means the optionee's spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of Options made under this provision will not be effective until notice of such transfer is delivered to the Company.

     (e)  No Option or any part of an Option shall be exercisable:

          (i) except as provided in Section 5(h) and Section 6(b), before the Eligible Director has served one term-year as a member of the Board since the date the Option was granted (as used herein, the term "term-year" means that period from one Annual Meeting to the subsequent Annual Meeting),

          (ii) after the expiration of ten years from the date the Option was granted, or after the expiration of one year following the date on which the Eligible Director to whom the Option was granted ceased to be an Eligible Director for any reason.

          (iii) unless written notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise, such payment shall be made:

                 (A) in United States dollars by certified check, or bank draft, or

                 (B) by tendering to the Company Common Stock shares owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the average of the high and low sales prices of a Common Stock share on the date of exercise as reported on the Nasdaq National Market or, if the Nasdaq National Market is closed on that date, on the last preceding date on which the Nasdaq National Market was open for trading, or

                 (C) by a combination of United States dollars and Common Stock shares as aforesaid, and

          (iv) unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, an Eligible Director of the Company, except that if such person shall cease to be such an Eligible Director, for any reason, while holding an Option that has not expired and has not been fully exercised, such person, or in the case of death, the executors, administrators, legatees or distributes, as the case may be, at any time within one year after the date such person ceases to be such an Eligible Director (but in no event after the Option has expired under the provisions of subparagraph 5(e)(ii) above), may exercise the Option with respect to any Common Stock shares as to which such person has not exercised the Option on the date the person ceased to be such an Eligible Director.

               In the event any Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.

     (f) Subject to subparagraph 5(e) above, an Option shall become exercisable in full beginning on the earlier of (a) the first anniversary date of the grant of the Option or (b) the completion of one term-year following the grant of the Option.

     (g) Notwithstanding anything to the contrary herein, if an Option has been transferred in accordance with Section 5(d), the Option shall be exercisable solely by the transferee. The Option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the optionee or optionee's estate would have been entitled to exercise it if the optionee had not transferred the Option. In the event of the death of the transferee prior to the expiration of the right to exercise the Option, the Option shall be exercisable by the executors, administrators, legatees and distributees of the transferee's estate, as the case may be, for a period of one year following the date of the transferee's death but in no event be exercisable after the expiration of the Option period set forth in the Stock Option Agreement. The Option shall be subject to such other rules or terms as the Board shall determine.

     (h) In the case of an Initial Grant, one-third of such Option shall become exercisable on the first, second and third anniversaries of the date of grant, respectively.

6. Adjustment Upon Certain Events

     (a) In the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares, rights offering to purchase stock at a price substantially below market value, or the like, the aggregate number and kind of shares available under the Plan, and the number, kind and price of shares subject to outstanding Options, shall be appropriately adjusted by the Board, whose determination shall be conclusive.

     (b) Upon the occurrence of a Change of Control, (i) all outstanding Options granted pursuant to the Plan, to the extent not theretofore exercised or canceled, shall become exercisable in full for the remainder of the applicable term of such Options, and (ii) all restrictions applicable to all outstanding Options granted pursuant to the Plan shall be deemed to have been satisfied and such Options shall immediately vest in full.

     (c) Except as otherwise provided in an Option agreement, upon the occurrence of a Change of Control (as defined in Section 6(d)), the Board may, in its sole discretion, provide for (i) the payment of a cash amount in exchange for the cancellation of an Option which may equal the excess, if any, of the fair market value of the shares subject to such Option, as defined in Section 5(a), over the aggregate exercise price of such Options or (ii) the issuance of substitute Option awards that will substantially preserve the value, rights and benefits of any affected Options previously granted hereunder.

     (d)  "Change of Control" means any one of the following:

          (i) Individuals who, as of September 10, 2001, constitute the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of the office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a "person" (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended from time to time) other than the Incumbent Board; or

          (ii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding Shares of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (the "Outstanding Common Stock") and the combined voting power of the then outstanding voting securities of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) entitled to vote generally in the election of directors (the "Outstanding Voting Securities") immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then Outstanding Common Stock and the combined voting power of the then Outstanding Voting Securities, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of such Incumbent Board providing for such Business Combination; or

          (iii) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

7. Miscellaneous Provisions

     (a) Except as expressly provided for in the Plan, no Eligible Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Director any right to be retained in the service of the Company.

     (b) Except as provided for under Section 5(d), an optionee's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an optionee's death, by will or the laws of descent and distribution), including, but not by way of limitations, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant. Any Options held by such assignee or transferee shall be subject to the terms of this Plan and the agreement pursuant to which such Options were granted.

     (c) No Common Stock shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws and regulations.

     (d) It shall be a condition to the obligation of the Company to issue Common Stock shares upon exercise of an Option, that the optionee (or any beneficiary or person entitled to act under subparagraph 5(e)(iv) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability or obligation of the Company to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Stock shares.

     (e)  The expenses of the Plan shall be borne by the Company.

     (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option under the Plan and issuance of shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

     (g) By accepting any Option or other benefit under the Plan, each optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

8. Amendment

The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations provided, however, that except as provided in Paragraph 6 above, the Board may not, without further approval by the shareholders of the Company in accordance with Paragraph 10 below, increase the maximum number of shares of Common Stock as to which Options may be granted under the Plan, increase the number of shares subject to an Option, reduce the minimum Option exercise price described in subparagraph 5(a) above, extend the period during which Options may be granted or exercised under the Plan or change the class of persons eligible to receive Options under the Plan. No amendment of the Plan shall materially and adversely affect any right of any optionee with respect to any Option theretofore granted without such optionee's written consent.

9. Termination

This Plan shall terminate upon the earlier of the following dates or events to occur:

     (a)  upon the adoption of a resolution of the Board terminating the Plan;
          or

     (b) at earlier of (i) 11:59 pm, St. Paul, Minnesota time, on the date of the tenth annual meeting of Shareholders of the Company held after 2001, or (ii) on December 31, 2011.

10. Effective Date of Plan

The Plan shall become effective as of September 10, 2001, or such later date as the Board may determine, provided that the Company's shareholders shall have adopted the Plan at the Company's 2001 Annual Meeting of Shareholders.

                                                        Patterson Dental Company


Patterson Dental Company                                                   Proxy
1031 Mendota Heights Road
St. Paul, Minnesota 55120

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Patterson Dental Company, a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated August 10, 2001, and hereby appoints Peter L. Frechette and R. Stephen Armstrong, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 annual meeting of shareholders to be held at the executive offices of Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120, on Monday, September 10, 2001, at 4:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                      See reverse for voting instructions

                              Please detach here

                                                                            FOR all nominees          WITHHOLD AUTHORITY
     1.   To elect two directors to have terms expiring in 2004            (except as marked          to vote for all nominees
          (Frechette and Beecken) and one director to have a term           below)
          expiring in 2003 (Wiltz), and until their successors shall
          be elected and duly qualified.                                     [_]                      [_]

          01 Peter L. Frechette  02 David K. Beecken  03 James W. Wiltz
                                                                           ----------------------------------------------------
          (Instructions:  To withhold authority to vote for any            ----------------------------------------------------
          nominee, write the number(s) of the nominee(s) in the
          box provided to the right)

     2.   To approve an amendment to our Restated Articles of                 [_]  For          [_] Against        [_]  Abstain
          Incorporation to increase the total number of shares which we have authority to issue from 130,000,000 to 630,000,000.

     3.   To approve our 2001 Non-Employee Directors' Stock                   [_]  For          [_] Against        [_]  Abstain
          Option Plan.

     4.   To ratify the selection of Ernst & Young LLP as our                 [_]  For          [_] Against        [_]  Abstain
          independent public auditors for the fiscal year ending
          April 27, 2002.

     5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY     Dated _____________, 2001
     PROMPTLY USING THE ENCLOSED ENVELOPE.

     Address Change? Mark Box
     Indicate changes below:  [ ]

                                          --------------------------------------

                                          --------------------------------------
                                           Signature(s) in Box
                                           (If there are co-owners both must
                                           sign) Please sign exactly as name
                                           appears on this proxy. When shares
                                           are held by joint tenants, both
                                           should sign. If signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           in full corporate name by president
                                           or other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by an authorized
                                           person.